UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2013

SILVERSTAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-140299	98-0425627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1489 West Warm Springs Road, Ste. 110, Henderson, NV	89014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(201) 633-4716

2500 Plaza 5, 25th Floor, Harborside Financial Center, Jersey City, NJ 07311
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On July 22, 2013 we entered into settlement agreements with four debt holders of our company pursuant to which we restructured outstanding demand loans payable in the aggregate amount of $175,028 (inclusive of accrued interest) as convertible debentures. The details of the transactions are as follows:

On November 19, 2009 we issued a demand promissory note to one lender in consideration of loan proceeds of $30,000. On March 19, 2012, the Company’s Board of Directors approved a plan whereby the debt holder could convert their loan into shares of common stock at a conversion rate of $0.0025 per share, however this plan was not executed. On July 22, 2013 we entered into a settlement agreement with the assignee of the lender, Tina Bressert, to extinguish the demand note and issued a convertible debenture to the assignee of the demand note in the aggregate principal amount of $41,118. The debenture shall bear interest at 10% per annum and shall be payable in full, together with any accrued interest, by July 22, 2017. The holder shall have the option to convert the principal amount and any accrued interest, in whole or in part, at the rate of $0.0025 per share of our common stock

On May 14, 2010, we issued a demand promissory note to one lender in consideration of loan proceeds of $2,500. On July 22, 2013 we entered into a settlement agreement with the assignee of the lender, Tina Bressert, to extinguish the demand note and issued a convertible debenture to the assignee of the demand note in the aggregate principal amount of $3,297. The debenture shall bear interest at 17% per annum and shall be payable in full, together with any accrued interest, by July 22, 2017. The holder shall have the option to convert the principal amount and any accrued interest, in whole or in part, at the rate of $0.35 per share of our common stock

Pursuant to the above described convertible debentures, Ms. Bressert has the right to purchase upon conversion of the debentures up to 98.83% of our common stock on a non-diluted basis.

On January 25, 2011, we issued a demand promissory note to Nottingham Group in consideration of loan proceeds of $16,000. On July 22, 2013 we entered into a settlement agreement to extinguish the demand note and issued a convertible debenture to Nottingham Group in the aggregate principal amount of $19,586. The debenture shall bear interest at 17% per annum and shall be payable in full, together with any accrued interest, by July 22, 2017. The holder shall have the option to convert the principal amount and any accrued interest, in whole or in part, at the rate of $0.35 per share of our common stock

On December 17, 2010, December 31, 2010, April 4, 2011, August 1, 2011, and September 2, 2011 we issued demand promissory notes to Petra Corp. in consideration of loan proceeds of $15,000, $2,183.68, $16,000, $14,000, and $16,000, respectively ($63,183.68 in the aggregate). On July 22, 2013 we entered into a settlement agreement to extinguish the demand note and issued a convertible debenture Petra Corp. in the aggregate principal amount of $75,754. The debenture shall bear interest at 17% per annum and shall be payable in full, together with any accrued interest, by July 22, 2017. The holder shall have the option to convert the principal amount and any accrued interest, in whole or in part, at the rate of $0.35 per share of our common stock.

Securities held by Nottingham Group and Petra Corp. are under common voting and dispositive control. Accordingly, pursuant to the above described convertible debentures, Nottingham Group and Petra Corp. have the right to purchase upon conversion of the debentures up to 75% of our common stock on a non-diluted basis.

On or about June 8, 2012, October 2, 2012 and January 25, 2013 we issued demand promissory notes to Elco Securities Ltd. in consideration of loan proceeds of $15,000, $7,500, and $10,000, respectively ($32,500 in the aggregate). On July 22, 2013 we entered into a settlement agreement to extinguish the demand note and issued a convertible debenture to Elco Securities Ltd. in the aggregate principal amount of $35,273. The debenture shall bear interest at 17% per annum and shall be payable in full, together with any accrued interest, by July 22, 2017. The holder shall have the option to convert the principal amount and any accrued interest, in whole or in part, at the rate of $0.35 per share of our common stock.

Pursuant to the above described convertible debenture, Elco Securities Ltd. has the right to purchase upon conversion of the debentures up to 34.13% of our common stock on a non-diluted basis.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement with Tina Bressert dated July 22, 2013.
10.2	Settlement Agreement with Tina Bressert dated July 22, 2013.
10.3	Convertible Debenture with Tina Bressert dated July 22, 2013.
10.4	Convertible Debenture with Tina Bressert dated July 22, 2013.
10.5	Settlement Agreement with Elco Securities Ltd. dated July 22, 2013.
10.6	Convertible Debenture with Elco Securities Ltd. dated July 22, 2013.
10.7	Settlement Agreement with Nottingham Group dated July 22, 2013.
10.8	Convertible Debenture with Nottingham Group dated July 22, 2013.
10.9	Settlement Agreement with Petra Corp. dated July 22, 2013.
10.10	Convertible Debenture with Petra Corp. dated July 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

Date: July 26, 2013	By:	/s/ Jared Robinson
Jared Robinson
Chief Financial Officer